Exhibit 10.2

BANK OF KENTUCKY
CRESTVIEW, KENTUCKY

EXECUTIVE PRIVATE PENSION PLAN

AMENDMENT # 2

The undersigned, a duly authorized officer of Bank of Kentucky  (“Company”) hereby adopts this Amendment Number 2 to the Bank of Kentucky Executive Private Pension Plan, adopted on September 1, 2003  (“Plan”).

1.
In order to provide a definition of “Separation from Service” for purposes of new Section 6.3 that comports with that contained in Treas. Reg. Section 1.409A-1(h), a new Section 2.21 hereby added to read as follows, and existing Section 2.21 is hereby redesignated as Section 2.22, effective 12 months after adoption of this Amendment #2:

SEPARATION FROM SERVICE has the meaning described in Treas. Reg. Section 1.409A-1(h), which provides that an employee separates from service with the employer if the employee dies, retires, or otherwise has a termination of employment with the employer.

2.	In order to provide for one form of benefit distribution, Section 5 is hereby deleted and substituted therefor is a new Section 5 to read as follows, effective January 1, 2005:

SECTION 5 - GENERAL BENEFIT PROVISIONS

5.1	FORM OF RETIREMENT BENEFITS. Upon the Annuity Starting Date, the Participant’s Accrued Benefit shall be paid in the form of an Annuity.

5.2
GENERAL COMMENCEMENT OF BENEFITS RULE. Payment of the benefit under the Plan shall commence no later than the 15th day of the third calendar month after the date on which the Participant both has attained his Normal retirement Age and terminated his employment with the Employer.  Under no circumstances may the Participant, directly or indirectly, designate the taxable year of payment. Notwithstanding anything is this Plan to the contrary, in the case of any key employee (as defined in Code section 416(i)) during a time at which the stock of the Company is publicly traded on an established securities market or otherwise, a payment may not be made before the date that is six months after the date of separation from service (or, if earlier than the end of the six-month period, the date of death of the key  employee).

3.
In order to provide that a Separation from Service as defined in new Section 2.21 prior to Normal Retirement Age is a permissible payment event, Sections 6.2 and 6.3 of the Plan are hereby deleted and substituted therefor is a new Section 6.2 to read as follows, effective 12 months after adoption of this Amendment #2:

6.2
DISTRIBUTION UPON SEPARATION FROM SERVICE.   A Participant who has incurred a Separation from Service on or after he has completed 5 Years of Service but before his attainment of Normal Retirement Age shall receive a lump sum distribution in the amount of the Actuarial Equivalent of his vested Accrued Benefit determined in accordance with the following table:

Years of Service	Vested Percentage of Accrued Benefit
Less than 5	0%
5 but less than 6	50%
6 but less than 7	60%
7 but less than 8	70%
8 buy less than 9	80%
9 but less than 10	90%
10 or more	100%

Such lump sum distribution shall be made within ninety (90) days of the Separation from Service. Under no circumstances may the Participant, directly or indirectly, designate the taxable year of payment.

4.	All other provisions of the Plan not otherwise affected by this amendment are hereby ratified and affirmed.

IN WITNESS WHEREOF, the undersigned duly authorized officer of Bank of Kentucky hereby executes this Amendment Number 2 on this the   17th  day of November, 2010.

BANK OF KENTUCKY

By:	Robert W. Zapp

As Its:	President